UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2009

Carolina Bank Holdings, Inc.

(Exact name of Registrant as specified in its charter)

North Carolina	000-31877	56-2215437
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification number)

528 College Road, Greensboro, North Carolina	27410
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (336) 288-1898

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On January 9, 2009, Carolina Bank Holdings, Inc. (the “Company”) entered into a Letter Agreement, including the Securities Purchase Agreement – Standard Terms (together with the Letter Agreement, the “Purchase Agreement”), with the United States Department of the Treasury (“Treasury”), pursuant to which the Company issued and sold to the Treasury (i) 16,000 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Preferred Stock”) and (ii) a warrant (the “Warrant”) to purchase 357,675 shares of the Company’s common stock, $1.00 par value per share (the “Common Stock”), for an aggregate purchase price of $16.0 million in cash. The description of the Purchase Agreement contained or incorporated herein is a summary and is qualified in its entirety by reference to the full text of the Purchase Agreement attached at Exhibit 10.1 hereto, which is incorporated herein by reference.

The Preferred Stock will qualify as Tier 1 capital and will pay cumulative dividends at a rate of 5% per annum for the first five years, and 9% per annum thereafter. The Company may not redeem the Preferred Stock during the first three years following the investment by Treasury, except with the proceeds of a “Qualified Equity Offering” (as defined in the Articles of Amendment described in Item 5.03 and attached as Exhibit 3.2 hereto and incorporated by reference herein). After three years, the Company may, at its option, redeem the Preferred Stock at its liquidation preference plus accrued and unpaid dividends. The Preferred Stock is generally non-voting. The description of the Preferred Stock contained herein is a summary and is qualified in its entirety by reference to the full text of the Articles of Amendment.

The Warrant has a 10-year term and is immediately exercisable upon its issuance, with an initial per share exercise price of $6.71. The Warrant has anti-dilution protection, registration rights and certain other protections for the holder. If the Company receives aggregate gross cash proceeds of not less than $16.0 million from Qualified Equity Offerings on a prior to December 31, 2009, the number of shares of Common Stock issuable pursuant to Treasury’s exercise of the Warrant will be reduced by one-half of the original number of shares, taking into account all adjustments, underlying the Warrant. Pursuant to the Purchase Agreement, treasury has agreed not to exercise voting power with respect to any shares of Common Stock issued upon exercise of the Warrant. The description of the Warrant contained herein is a summary and is qualified in its entirety by reference to the full text of the Warrant Certificate, which is attached as Exhibit 4.1 hereto and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated by reference into this Item 3.02.

The issuance and sale of the Preferred Stock and the Warrant is exempt from registration pursuant to Section 4(2) of the Securities Act. The Company has not engaged in general solicitation or advertising with regard to the issuance and sale of such securities and has not offered securities to the public in connection with this issuance and sale.

Item 3.03	Material Modification to the Rights of Security Holders.

Pursuant to the terms of the Purchase Agreement, upon issuance of the Preferred Stock, the ability of the Company to declare or pay dividends or distributions on, or purchase, redeem or otherwise acquire for consideration, shares of its Junior Stock (as defined below) and Parity Stock (as defined below) will be subject to restrictions. The redemption, purchase or other acquisition of trust preferred securities of the Company or its affiliates also will be restricted. These restrictions will terminate on the earlier of (a) the third anniversary of the date of issuance of the Preferred Stock and (b) the date on which the Preferred Stock has been redeemed in whole or Treasury has transferred all of the Preferred Stock to third parties.

In addition, pursuant to the Articles of Amendment described in Item 5.03 below, the ability of the Company to declare or pay dividends or distributions on, or repurchase, redeem or otherwise acquire for consideration, shares of its Junior Stock and Parity Stock will be subject to restrictions in the event that the Company fails to declare and pay full dividends (or declare and set aside a sum sufficient for payment thereof) on its Preferred Stock.

“Junior Stock” means the Common Stock and any other class or series of stock of the Company, the terms of which expressly provide that it ranks junior to the Preferred Stock as to dividend rights and/or rights on liquidation, dissolution or winding up of the Company (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Purchase Agreement, the Company is required to have in place certain limitations on the compensation of certain executives, applicable in certain situations. In that regard, the top five senior executive officers of the Company executed and delivered a Waiver of executive compensation Agreement (the “Waiver”), whereby the executive voluntarily released the Company from any and all obligations to pay compensation prohibited by Section 111 of the Emergency Economic Stabilization Act of 2008 or any regulations promulgated thereunder and waives any present or future claims against the Company for any chances to executive’s regular, bonus, or incentive compensation or benefit related arrangements, agreements or policies and any other changes required to be made by Treasury to comply with the terms of the Purchase Agreement. The top five senior executive officers of the Company also entered into Executive Corporation Modification Agreements to ensure the Company’s compliance with Section 111 of the Emergency Economic Stabilization Act of 2008 and regulations promulgated thereunder.

Item 5.03          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 31, 2008, the Company filed Articles of Amendment for the purpose of amending its Articles of Incorporation to authorize the issuance of 1,000,000 shares of preferred stock, no par value. The shares of preferred stock may be issued in one or more series and shall have such preferences, limitations and relative rights as designated by the Board of Directors of the Company. The Articles of Amendment were effective at 6:01 p.m. on January 5, 2009. A copy of the Articles of Amendment is attached at Exhibit 3.1 hereto and incorporated herein by reference.

On January 8, 2009, the Company filed Articles of Amendment for the purpose of amending its Articles of Incorporation to fix the designations, preferences, limitations and relative rights of a series of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, no par value, with a liquidation preference of $1,000 per share (the “Preferred Stock”) in connection with the Purchase Agreement. The Articles of Amendment were effective immediately upon filing. A copy of the Articles of Amendment is attached as Exhibit 3.2 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit

3.1	Articles of Amendment of Carolina Bank Holdings, Inc. with respect to the authorization to issue preferred stock
3.2	Articles of Amendment of Carolina Bank Holdings, Inc., with respect to Fixed Rate Cumulative Perpetual Preferred Stock, Series A, dated January 8, 2009.
4.1	Warrant to Purchase Common Stock of Carolina Bank Holdings, Inc., dated January 9, 2009.

4.2	Form of Certificate for the Series A Preferred Stock
10.1	Letter Agreement including the Securities Purchase Agreement-Standard Terms incorporated herein, between Carolina Holdings, Inc. and The United States Department of the Treasury, dated January 9, 2008.

This Current Report on Form 8-K (including information included or incorporated by reference herein) may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of the Registrant’s goals and expectations with respect to earnings, income per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “projects,” “outlook” or similar expressions. These statements are based upon the current belief and expectations of the Registrant’s management and are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond the Registrant’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAROLINA BANK HOLDINGS, INC.

By:	/s/ Robert T. Braswell
Robert T. Braswell
President and Chief Executive Officer

Dated: January 13, 2009

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Articles of Amendment of Carolina Bank Holdings, Inc. with respect to the authorization to issue preferred stock
3.2	Articles of Amendment of Carolina Bank Holdings, Inc., with respect to Fixed Rate Cumulative Perpetual Preferred Stock, Series A, dated January 8, 2009.
4.1	Warrant to Purchase Common Stock of Carolina Bank Holdings, Inc., dated January 9, 2009.
4.2	Form of Certificate for the Series A Preferred Stock
10.1	Letter Agreement including the Securities Purchase Agreement-Standard Terms incorporated herein, between Carolina Holdings, Inc. and The United States Department of the Treasury, dated January 9, 2009.